GLOBAL HEALTH VENTURES CLOSES THE SECOND PHASE OF THE
PREVIOUSLY ANNOUNCED $2,000,000 PRIVATE PLACEMENT

Vancouver, BC (December 8, 2009) - Global Health Ventures Inc. (OTCBB: GHLV) (the “Company”) is pleased to announce that it has completed the second tranche of its previously announced US$2,000,000 private placement. In furtherance to its press release dated October 28, 2009, effective December 08, 2009, the Company issued 533,333 units to one investor at a price of US$0.75 per unit for gross proceeds of US$400,000. Each unit consists of one common share and one share purchase warrant. Each share purchase warrant is exercisable into one additional common share of the Company at a price of US$1.00 per share until December 08, 2011. The units were issued pursuant to a subscription agreement with the investor entered into on December 8, 2009.

The shares and warrants issued in this private placement were not and will not be registered under the United States Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the United States Securities Act of 1933.

“As a result of the closing of the second tranche of the private placement, we have now raised $1,000,000 of the contemplated total $2,000,000 private placement as announced previously. We expect that the Company will complete the entire financing of $2,000,000 and we aim to use the proceeds of the financing to carry out the clinical trials of our male sexual enhancement drug, X-Excite” stated Dr. Hassan Salari, Global Health President and CEO.

X-Excite is a male sexual enhancement drug. It is a new formulation of an existing sexual enhancement drug, which is designed to rapidly enter the blood system, maximizing its efficacy and performance. The drug is developed to work sublingually, thus having a more rapid mode of action, and bypassing all the inconveniences and many side effects associated with other application routs. It is expected that the market for such products market may continue to grow and the Company hopes to capture a sizable portion of this market.

About Global Health Ventures, Inc.

The Company is a specialty pharma focussed on the over-the-counter drug market. The Company is developing a new proprietary platform technology that delivers many approved drugs via the sublingual (under the tongue) route. This unique method delivers low dose drugs directly to the blood stream, bypassing all the side effects of digestive and liver system breakdowns, while maintaining product efficacy. The Company currently has five products in various stage of development.

Notice Regarding Forward Looking Statements

This press release contains projections and forward-looking statements, as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release, which are not purely historical, are forward-looking statements and can include, without limitation, statements based on current expectations involving a number of risks and uncertainties and which are not guarantees of future performance of the Company such as the statements that (i) the Company is confident that it will complete the whole of the $2,000,000 private placement; (ii) that the Company will use the proceeds of the private placement to carry out clinical trials of its drug, X-Excite; (iii) that the market for male sexual enhancement products will continue to grow; and (iv) that the Company will be able to capture a sizeable portion of such market . There are numerous risks and uncertainties that could cause actual results and the Company’s plans and objectives to differ materially from those expressed in the forward-looking information, including (i) adverse market conditions; (ii) a decrease in demand for male sexual enhancement drugs; (iii) any adverse occurrence with respect to the proprietary technology being developed by the Company; (iv) any event that requires the Company to use the proceeds of the private placement for uses other than the development of its X-Excite drug; (v) that the Company’s drugs, including the X-Excite drug, will not receive governmental approval; and (vi) that the Company will not successfully be able to bring the X-Excite drug to commercial production. Actual results and future events could differ materially from those anticipated in such information. These and all subsequent written and oral forward-looking information are based on estimates and opinions of management on the dates they are made and are expressly qualified in their entirety by this notice. Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the Company’s annual report on Form 10-K for the fiscal year ended May 31, 2009, its quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

For Contact:
Trinth Kim Lam
Toll free: 1-877- 448 4620
Tel: + 604 - 324 4844
Email: tlam@globalhealth3000.com
Website: http://www.globalhealth3000.com